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PROXY                                                               EXHIBIT 99.2



                                   [MCI LOGO]



           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MCI


               COMMUNICATIONS CORPORATION FOR THE SPECIAL MEETING



                            TO BE HELD   --  , 1998



     Bert C. Roberts, Jr., Michael H. Bader, and Gerald H. Taylor, or any of
them with full power of substitution, are hereby authorized to represent and to vote, as designated on the reverse side, all of the undersigned's shares of
Common Stock at the special meeting of stockholders of MCI COMMUNICATIONS
CORPORATION to be held on   --  , 1998 at   --  at   --  , and at any
adjournment thereof, upon the proposal set forth on the reverse side and described in the Proxy Statement, and in their discretion with respect to such other matters as may properly be brought before the meeting or any adjournment thereof.



    You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the board of directors' recommendations. The above named proxies cannot vote your shares unless you sign and return this proxy.



    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF
THE MERGER AGREEMENT WITH WORLDCOM, INC., AND IN THE DISCRETION OF THE PROXIES
WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY BE BROUGHT BEFORE THE SPECIAL
MEETING AND AT ANY ADJOURNMENT THEREOF. IF NO DIRECTION IS MADE FOR SHARES HELD
IN THE COMPANY'S ESOP AND 401(K) PLANS, THE TRUSTEE WILL VOTE SHARES PURSUANT TO
THE TERMS OF THE TRUST AGREEMENT.



                          (CONTINUED ON REVERSE SIDE)



                              FOLD AND DETACH HERE

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
Approval of the Merger Agreement with WorldCom, Inc.             The signer revokes all proxies heretofore given by the signer
    FOR      AGAINST      ABSTAIN                                to vote at said meeting or any adjournment thereof. The signer hereby acknowledges receipt of the notice of the annual
                                                                 meeting and proxy statement.

                                                                 PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING
                                                                 THE ENCLOSED ENVELOPE.

Signature ---------------------------------------   Signature ---------------------------------------   Date -------------------



NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



                            S FOLD AND DETACH HERE S



[MCI LOGO] MCI Communications Corporation


           Investor Relations Department                     Phone  202-887-2028


           1801 Pennsylvania Avenue, N.W.                Toll-free  800-765-2115


           Washington, D.C. 20006                             Fax:  202-887-2967



Dear Investor:



In order to serve you better, we recently launched a new Investor Relations web site: http://www.mci.com/investor. The site is designed to improve and speed access to financial information for stockholders and investors while allowing visitors to interact with the Company.



MCI's Investor Relations site offers several unique features and comprehensive financial information for investors. Visitors to the site can transfer copies of annual reports, financial statements, SEC filings, proxy statements, and quarterly reports directly to their computers. Interactive functions on the site allow visitors to measure MCI stock performance, and compare financial statements quarter-to-quarter or year-to-year. Visitors to the site can also have questions answered, request additional information and provide feedback to the Company.



We continue to implement technology solutions that are designed to be responsive to your needs. We hope these services help you get the information you desire in a timely manner.



Sincerely,



Ray Allieri


Vice President


Investor Relations